                                                                     EXHIBIT 7.1

We have provided the pro forma consolidated financial information below pursuant to the requirements of Form 8-K and you should not assume that our results would actually have been as shown if we had disposed of Enterprise Mobility Solutions division on the assumed dates. The accompanying pro forma financial statements have been prepared in order to reflect the exclusion of assets, liabilities, revenues and expenses attributable to the disposed assets from the balance sheet and statements of income for the period presented. These pro forma financial statements do not reflect any gains or losses or the related tax effects, arising from the disposition.

                              AETHER SYSTEMS, INC.
            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 30, 2003
                                 (IN THOUSANDS)


                                                                    HISTORICAL                                       PRO FORMA
                                                                      AETHER                   ADJUSTMENTS          CONSOLIDATED
                                                                      ------                   -----------          ------------
                           ASSETS

Current Assets:
      Cash and cash equivalents                                         32,727                     16,000 (A)              48,727
      Investments available for sale                                        20                                                 20
      Trade accounts receivable, net                                    26,349                     (8,367)(B)              17,982
      Inventory, net                                                    10,368                     (1,302)(B)               9,066
      Net investment in sales-type leases (current)                      2,168                                              2,168
      Prepaid expenses and other current assets                         11,342                       (433)(B)              10,909
                                                         ----------------------   ------------------------    --------------------
Total Current Assets                                                    82,974                      5,898                  88,872
                                                         ----------------------   ------------------------    --------------------

Restricted cash                                                         16,786                                             16,786
Investments available for sale                                         245,183                                            245,183
Property and equipment, net                                             11,993                     (2,481)(B)               9,512
Investments                                                              1,753                      2,000 (A)               3,753
Goodwill                                                                25,369                          -                  25,369
Intangibles, net                                                        13,034                          -                  13,034
Net investment in sales-type leases                                      8,372                          -                   8,372
Other noncurrent assets, net                                            21,025                        (41)(B)              20,984
                                                         ----------------------   ------------------------    --------------------

Total Assets                                                           426,489                      5,376                 431,865
                                                         ======================   ========================    ====================



Liabilities and Stockholders' Equity

Current Liabilities:
      Current portion of notes payable                                      17                        (17)(B)                   -
      Accounts payable                                                   3,378                     (2,329)(B)               1,049
      Accrued expenses                                                  11,877                     (3,906)(B)               7,971
      Accrued employee compensation and benefits                         4,570                       (866)(B)               3,704
      Deferred revenue                                                  17,619                     (3,060)(B)              14,559
      Current portion of restructuring reserve                          25,225                                             25,225
      Accrued interest payable                                             205                                                205
                                                         ----------------------   ------------------------    --------------------
Total Current Liabilities                                               62,891                    (10,178)                 52,713
                                                         ----------------------   ------------------------    --------------------

Convertible subordinated notes payable and other
      notes payable, less current portion                              154,929                        (17)(B)             154,912
Deferred revenue                                                        17,058                                             17,058
Restructuring reserve                                                       99                                                 99
Other long-term liabilities                                                677                                                677
                                                         ----------------------   ------------------------    --------------------
Total Liabilities                                                      235,654                    (10,195)                225,459
                                                         ----------------------   ------------------------    --------------------

Stockholders' Equity
      Preferred stock                                                        -                                                  -
      Common stock                                                         428                                                428
      Additional paid in capital                                     2,588,982                                          2,588,982
      Accumulated deficit                                           (2,401,895)                    15,571 (A)          (2,386,324)
      Foreign currency translation adjustment                            3,015                                              3,015
      Unrealized gain on investments available for sale                    305                                                305
                                                         ----------------------   ------------------------    --------------------
Total Stockholders' Equity                                             190,835                     15,571                 206,406
                                                         ----------------------   ------------------------    --------------------

Total Liabilities and Stockholder's Equity                             426,489                      5,376                 431,865
                                                         ======================   ========================    ====================



(A) Reflects the receipt of cash proceeds of $18 million received as consideration in the disposition of the EMS division, offset by $1 million in cash transferred with the EMS division and $1 million in estimated transaction expenses. Also, reflects the receipt of $1 million note receivable due from TCS and $1 million in common stock of TCS received as consideration in the the transaction, resulting in a net gain of $15.6 million on sale.

(B) Reflects the assets and liabilities disposed of as a result of the transaction.

                              AETHER SYSTEMS, INC.
       Unaudited Pro Forma Condensed Consolidated Statement of Operations
                  For the Nine Months Ended September 30, 2003
                      (In thousands, except per share data)


                                                                 HISTORICAL                                     PRO FORMA
                                                                   AETHER            ADJUSTMENTS (A)          CONSOLIDATED
                                                                   ------            ---------------          ------------

Subscriber                                                             53,529                 (32,974)               20,555
Software and related services revenue                                  18,086                  (2,963)               15,123
Device sales                                                           12,570                  (5,235)                7,335
                                                          --------------------    --------------------   -------------------
        Total revenue                                                  84,185                 (41,172)               43,013
                                                          --------------------    --------------------   -------------------

Cost of subscriber revenue                                             28,390                 (18,987)                9,403
Cost of software and related services revenue                           3,978                    (590)                3,388
Cost of device sales                                                   12,226                  (4,609)                7,617
                                                          --------------------    --------------------   -------------------
        Total costs of revenue                                         44,594                 (24,186)               20,408
                                                          --------------------    --------------------   -------------------

        Gross profit                                                   39,591                 (16,986)               22,605
                                                          --------------------    --------------------   -------------------

Operating expenses
        Research and development                                       12,349                  (4,535)                7,814
        General and administrative                                     30,851                  (9,462)               21,389
        Sales and marketing                                            10,108                  (4,024)                6,084
        Depreciation and amortization                                  12,087                    (564)               11,523
        Option and warrant expense                                      1,471                    (505)                  966
        Impairment of intangibles and other assets                      2,664                    (629)                2,035
        Restructuring charge                                            3,801                  (3,801)                    -
        Loss on disposal of assets                                      1,110                                         1,110
                                                          --------------------    --------------------   -------------------
Total operating expenses                                               74,441                 (23,520)               50,921
                                                          --------------------    --------------------   -------------------

Operating loss                                                        (34,850)                  6,534               (28,316)
                                                          --------------------    --------------------   -------------------

Other income (expense):
        Interest income/expense, net                                   (2,085)                    (72)               (2,157)
        Equity in losses of investments                                   (92)                                          (92)
        Investment losses, including impairments                          (37)                                          (37)
                                                          --------------------    --------------------   -------------------
Net Loss                                                              (37,064)                  6,462               (30,602)
                                                          ====================    ====================   ===================

Net loss per share-basic and diluted                                    (0.87)                                        (0.72)
                                                          ====================                           ===================

Weighted average shares outstanding - basic and diluted                42,526                                        42,526
                                                          ====================                           ===================


(A) Reflects the disposition of the results of operations of the EMS division

                             AETHER SYSTEMS, INC.
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2002
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                   HISTORICAL                                  PRO FORMA
                                                                     AETHER          ADJUSTMENTS (A)          CONSOLIDATED
                                                                     ------          ---------------          ------------

Subscriber                                                                69,582                (38,282)               31,300
Software and related services revenue                                     27,604                 (8,054)               19,550
Device sales                                                              19,345                (10,877)                8,468
                                                                -----------------  ---------------------   -------------------
              Total revenue                                              116,531                (57,213)               59,318
                                                                -----------------  ---------------------   -------------------

Cost of subscriber revenue                                                40,115                (24,268)               15,847
Cost of software and related services revenue                              9,619                 (3,469)                6,150
Cost of device sales                                                      17,486                (10,045)                7,441
                                                                -----------------  ---------------------   -------------------
              Total costs of revenue                                      67,220                (37,782)               29,438
                                                                -----------------  ---------------------   -------------------

              Gross profit                                                49,311                (19,431)               29,880
                                                                -----------------  ---------------------   -------------------

Operating expenses
              Research and development                                    26,306                (16,010)               10,296
              General and administrative                                  59,666                (17,950)               41,716
              Sales and marketing                                         28,767                (17,910)               10,857
              Depreciation and amortization                               39,255                (13,863)               25,392
              Option and warrant expense                                   6,542                 (3,410)                3,132
              Impairment of intangibles and other assets                  69,534                (34,808)               34,726
              Restructuring charge                                        37,744                (36,041)                1,703
                                                                -----------------  ---------------------   -------------------
Total operating expenses                                                 267,814               (139,992)              127,822
                                                                -----------------  ---------------------   -------------------

Operating loss                                                          (218,503)              (120,561)              (97,942)
                                                                -----------------  ---------------------   -------------------

Other income (expense):
              Interest income/expense, net                                (3,984)                  (179)               (4,163)
              Gain on extinguishment of debt                              42,765                                       42,765
              Equity in losses of investments                             (4,744)                                      (4,744)
              Investment losses, including impairments                   (14,412)                                     (14,412)
              Minority interest                                              (45)                    45                     -
              Escrow settlement, net                                       2,272                  2,272                     -
              Income tax benefit                                             535                     83                   618
                                                                -----------------  ---------------------   -------------------
Loss before cumulative effect of change in
              accounting principle                                      (196,116)              (118,340)              (77,878)
              Cumulative effect of change in accounting
                principle relating to adoption of SFAS No. 142          (129,306)               (95,430)              (33,876)
                                                                -----------------  ---------------------   -------------------
Net Loss                                                                (325,422)              (213,770)             (111,754)
                                                                =================  =====================   ===================

Net loss per share-basic and diluted before cumulative
              effect of change in accounting principle                     (4.66)                                       (1.84)
Cumulative effect of change in accounting principle
              relating to adoption of SFAS No. 142                         (3.07)                                       (0.81)
                                                                -----------------                          -------------------
Net loss per share-basic and diluted                                       (7.73)                                       (2.65)
                                                                =================                          ===================

Weighted average shares outstanding - basic and diluted                   42,117                                       42,117
                                                                =================                          ===================



(A) Reflects the disposition of the results of operations of the EMS division